Exhibit 99.2

Certification Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant To
Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of WebEx Communications, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Subrah S. Iyar, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  November 14, 2002


/s/ Craig Klosterman
---------------------------
Craig Klosterman
Chief Financial Officer




This statement is submitted pursuant to 18 U.S.C. Section 1350 and shall not be deemed to be filed for the purpose of section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.